Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Qualstar Corporation of our report dated September 21, 2012, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of Qualstar Corporation for the year ended June 30, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SingerLewak LLP
Los Angeles, California
January 31, 2013